UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
November 16, 2012
(Date of Earliest Event Reported)

Churchill Downs Incorporated
(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)- 2

Item 8.01. Other Events.
On November 15, 2012, the Board of Directors (the “Board”) of Churchill Downs Incorporated (the “Company”) approved April 23, 2013 as the date for the Company's 2013 annual meeting of shareholders (the “Annual Meeting”). The Board also approved February 27, 2013 as the record date for determining shareholders of record entitled to vote at the Annual Meeting.  Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the Company's 2012 annual meeting of shareholders, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a new deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for inclusion in the Company's proxy materials relating to the Annual Meeting. In order for a proposal under Rule 14a-8 to be timely, it must be received by the Company at its principal offices and directed to the attention of the Company's Secretary by the close of business on November 26, 2012, which the Company has determined to be reasonable. Such proposals must also comply with the Company's Amended and Restated Bylaws (the “Bylaws”) and the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in proxy materials, and any such proposal may be omitted if not in compliance with applicable requirements.
Shareholders wishing to nominate a director or propose matters to be considered at the Annual Meeting in the manner contemplated by the Bylaws must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting. Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the Company's 2012 annual meeting of shareholders, in accordance with Article II, Section 9 of the Company's Bylaws, to be timely, such notice must be received by the Company at its principal offices and directed to the attention of the Company's Secretary by the close of business on November 26, 2012. Such proposals must also comply with all other requirements set forth in the Company's Bylaws and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

November 16, 2012	/s/ Alan K. Tse By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary